VirtualScopics
500 Linden Oaks
Rochester, New York 14625

VirtualScopics Receives Investment in New Business Venture from the Merck Global Health Innovation Fund
Investment of up to $6 million will support commercialization of company's personalized medicine applications

ROCHESTER, NY - April 4, 2012 - VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, announced today that they have completed the first closing in a sale of a new series of convertible preferred stock to the Merck Global Health Innovation Fund, for a purchase price of $3 million with an additional investment of $3 million upon achievement of certain milestones. The transaction is part of an investment to provide funding for VirtualScopics' efforts to expand its quantitative imaging technology into new markets, including personalized medicine.

Currently, VirtualScopics utilizes its quantitative imaging technology for the characterization of structural and functional information, enabling early efficacy determination and studies evaluating drug mechanism of action. Through this investment, the company intends to bring quantitative imaging to individual physicians and patients and believes it will have a significant impact in the personalization of medicine, and, in certain therapeutic areas that offer the potential for early diagnosis.

"We are very excited to announce this strategic investment in support of our personalized medicine initiative. The proceeds will be used to develop and commercialize a quantitative imaging center which will use VirtualScopics' proprietary technology to provide objective interpretations of medical images to patients across the globe," said Molly Henderson, chief business and financial officer. She added, "With the continued emphasis on controlling the increasing cost of healthcare, products and services that assist in patient stratification and rapid determination of efficacy or futility for expensive therapies are critical."

"This investment is a key enabler to our goal of applying our technology into the personalized medicine market," said Jeff Markin, president and chief executive officer. He further stated, "We believe our image-based software applications will play a critical role in assisting physicians with an earlier determination of response to therapy and ultimately help us achieve our mission of improving the lives of people across the globe that suffer from life threatening or debilitating diseases."

The terms of the transaction provide for a second closing of an additional $3 million for new Series C-2 Preferred Stock, if certain milestones are met toward the development of the Company's quantitative imaging center on or before April 3, 2013. The Company plans to use the proceeds from the financing for the validation of its blood perfusion/Oncology application and related marketing as well as to establish its IT and software platform supporting the use of quantitative imaging as a personalized medicine and diagnostic tool. In the transaction, the Merck Global Health Innovation Fund acquired 3,000 shares of Series C-1 Preferred Stock, which are initially converted into 2,491,073 shares of common stock and warrants that are initially exercisable for 1,361,316 shares of common stock. Summer Street acted as a financial advisor in the transaction.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, the Company has agreed to file a registration statement upon demand with the SEC covering the resale of the shares of common stock, including the shares of common stock issuable upon conversion and exercise of the preferred stock and warrants acquired in the transaction. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About VirtualScopics, Inc
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics' industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com
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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company's investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company's dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

CONTACTS:
Investor Relations:
Tim Ryan
The Shoreham Group LLC
80 Eighth Ave, Ste 1107
New York, NY 10011
+1 212 242 7777 Direct
+1 646 342 6199 Cell
+1 484 377 9916 Fax
tryan@shorehamgroupllc.com
www.shorehamgroupllc.com

Company:
Molly Henderson
Chief Business and Financial Officer, Sr. Vice President
VirtualScopics, Inc.
500 Linden Oaks
Rochester, New York 14625
+1 585 249 6231 Phone
+1 585 218 7350 Fax
www.virtualscopics.com